Exhibit 99.1
Roblox Reports Fourth Quarter and Full Year 2024 Financial Results
Strong Year-Over-Year Growth Across Core Financial and Operating Metrics; Including Revenue, Bookings1, DAUs, and Hours Engaged
SAN MATEO, Calif., February 6, 2025 - Roblox Corporation (NYSE: RBLX), a global platform bringing millions of people together through shared experiences, released its fourth quarter and full year 2024 financial and operational results and issued its first quarter and full year 2025 guidance today. Separately, Roblox posted a letter to shareholders and supplemental materials on the Roblox investor relations website at ir.roblox.com.
Fourth Quarter 2024 Financial, Operational, and Liquidity Highlights
•Revenue was $988.2 million, up 32% year-over-year.
•Bookings1 were $1,361.6 million, up 21% year-over-year.
•Net loss attributable to common stockholders was $219.6 million, while consolidated net loss was $221.1 million.
•Adjusted EBITDA1 was $65.6 million, which excludes adjustments for increases in deferred revenue and deferred cost of revenue of $381.8 million and $(65.2) million, respectively, or a total change in deferrals of $316.5 million.
•Net cash and cash equivalents provided by operating activities was $184.5 million, up 29% year-over-year, while free cash flow was $120.6 million, up 54% year-over-year.
•Average Daily Active Users (“DAUs”) were 85.3 million, up 19% year-over-year.
•Average monthly unique payers were 18.9 million, up 19% year-over-year, and average bookings per monthly unique payer was $23.97, up 1% year-over-year.
•Hours engaged were 18.7 billion, up 21% year-over-year.
•Average bookings per DAU was $15.97, up 1% year-over-year.
•Cash and cash equivalents, short-term investments, and long-term investments totaled $4.0 billion; net liquidity2 was $3.0 billion.
Full Year 2024 Financial, Operational, and Liquidity Highlights
•Revenue was $3,602.0 million, up 29% year-over-year.
•Bookings1 were $4,369.1 million, up 24% year-over-year.
•Net loss attributable to common stockholders was $935.4 million, while consolidated net loss was $940.6 million.
•Adjusted EBITDA1 was $180.2 million, which excludes adjustments for increases in deferred revenue and deferred cost of revenue of $792.4 million and $(164.9) million, respectively, or a total change in deferrals of $627.5 million.
•Net cash and cash equivalents provided by operating activities was $822.3 million, up 79% year-over-year, while free cash flow was $641.3 million, up 417% year-over-year.
•Average DAUs were 82.9 million, up 21% year-over-year.
•Hours engaged were 73.5 billion, up 23% year-over-year.
1 Bookings, Adjusted EBITDA, and free cash flow are non-GAAP financial measures that we believe are useful in evaluating our performance and are presented for supplemental information purposes only and should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. For further information, please refer to definitions and reconciliations provided below and in our annual and quarterly SEC filings.
2 Net liquidity represents cash and cash equivalents, short-term investments, and long-term investments, less long-term debt, net.

“Roblox had a strong 2024, driven by our commitment to innovation and community. We’re building a platform that goes beyond technology—it’s about fostering genuine connections. As we aim to support 10% of the global gaming content market, we’ll continue investing in our virtual economy, app performance, and AI-powered discovery and safety, empowering creators and enhancing the user experience,” said David Baszucki, founder and CEO of Roblox.
“We are pleased that we delivered Q4 2024 results at or above the guidance we provided on our Q3 2024 earnings call. In Q4, we also continued to exceed the long term financial goals we communicated at our investor day in November 2023. For FY 2024, revenue and bookings grew by 29% and 24%, respectively, year-over-year; margins improved by over 620 bps; and cash flow from operations grew by 79% to $822.3 million from $458.2 million in FY 2023 and free cash flow increased by 417% to $641.3 million, demonstrating the operating leverage in our business model,” said Michael Guthrie, chief financial officer of Roblox.
Forward Looking Guidance
Roblox provides its first quarter and full year 2025 GAAP and non-GAAP guidance:
First Quarter 2025 Guidance
•Revenue between $990 million and $1,015 million. Our revenue guidance assumes that there are no material changes in estimates used in our revenue recognition, such as the estimated average lifetime of a paying user.
•Bookings between $1,125 million and $1,150 million.
•Consolidated net loss between $(287) million and $(267) million.
•Adjusted EBITDA between $20 million and $40 million, which excludes adjustments for:
◦Increase in deferred revenue of $140 million.
◦Increase in deferred cost of revenue of $(20) million.
◦The total of these changes in deferrals of $120 million.
•Net cash and cash equivalents provided by operating activities between $360 million and $380 million.
•Capital expenditures of $(20) million.
•Free cash flow between $340 million and $360 million.
Full Year 2025 Guidance
•Revenue between $4,245 million and $4,345 million. Our revenue guidance assumes that there are no material changes in estimates used in our revenue recognition, such as the estimated average lifetime of a paying user.
•Bookings between $5,200 million and $5,300 million.
•Consolidated net loss between $(1,070) million and $(995) million.
•Adjusted EBITDA between $190 million and $265 million, which excludes adjustments for:
◦Increase in deferred revenue of $975 million.
◦Increase in deferred cost of revenue of $(150) million.
◦The total of these changes in deferrals of $825 million.
•Net cash and cash equivalents provided by operating activities between $1,050 million and $1,110 million.
•Capital expenditures of $(250) million.
•Free cash flow between $800 million and $860 million.
Earnings Q&A Session
Roblox will host a live Q&A session to answer questions regarding its fourth quarter and full year 2024 results on Thursday, February 6, 2025 at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time. The webcast will be open to the public at ir.roblox.com or by clicking here.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our vision to connect one billion global DAUs, our vision to reach 10% of the global gaming content market, our efforts to improve the Roblox Platform, our investments to pursue the highest standards of trust and safety on our platform, our immersive advertising efforts, including our ads manager and independent measurement partnerships, our efforts to provide a safe online environment for children, our efforts regarding content curation, and live operations, our efforts regarding real world commerce, the use of AI on our platform, our economy and product efforts related to creator earnings and platform monetization, our sponsored experiences, branding and new partnerships and our roadmap with respect to each, our business, product, strategy and user growth, our investment strategy, including our opportunities for and expectations of improvements in financial and operating metrics, including operating leverage, margin, free cash flow, operating expenses and capital expenditures, our expectation of successfully executing such strategies and plans, disclosures regarding the seasonality of our business and future growth rates, benefits from agreements with third-party cloud providers, disclosures about our infrastructure efficiency initiatives, changes to our estimated average lifetime of a paying user and the resulting effect on revenue, cost of revenue, deferred revenue and deferred cost of revenue, our expectations of future net losses and net cash and cash equivalents provided by operating activities, statements by our Chief Executive Officer and Chief Financial Officer, and our outlook and guidance for the first quarter and full year 2025, and future periods. These forward-looking statements are made as of the date they were first issued and were based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “vision,” “envision,” “evolving,” “drive,” “anticipate,” “intend,” “maintain,” “should,” “believe,” “continue,” “plan,” “goal,” “opportunity,” “estimate,” “predict,” “may,” “will,” “could,” and “would,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and other filings and reports we make with the SEC from time to time. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs, including the repayment of our senior notes; the demand for our platform in general; our ability to retain and increase our number of users, developers, and creators; the impact of inflation and global economic conditions on our operations; the impact of changing legal and regulatory requirements on our business, including the use of verified parental consent; our ability to develop enhancements to our platform, and bring them to market in a timely manner; our ability to develop and protect our brand and build new partnerships; any misuse of user data or other undesirable activity by third parties on our platform; our ability to maintain the security and availability of our platform; our ability to detect and minimize unauthorized use of our platform; and the impact of AI on our platform, users, creators, and developers. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from our expectations is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Special Note Regarding Operating Metrics
Additional information regarding our core financial and operating metrics disclosed above is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We encourage investors and others to review these reports in their entirety.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)
(unaudited)

	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$711,683	$678,466
Short-term investments	1,697,862	1,514,808
Accounts receivable—net of allowances	614,838	505,769
Prepaid expenses and other current assets	75,415	74,549
Deferred cost of revenue, current portion	628,232	501,821
Total current assets	3,728,030	3,275,413
Long-term investments	1,610,215	1,043,399
Property and equipment—net	659,589	695,360
Operating lease right-of-use assets	665,885	665,107
Deferred cost of revenue, long-term	321,824	283,326
Intangible assets, net	34,153	53,060
Goodwill	141,688	142,129
Other assets	13,619	10,284
Total assets	$7,175,003	$6,168,078
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$42,885	$60,087
Accrued expenses and other current liabilities	275,754	271,121
Developer exchange liability	339,600	314,866
Deferred revenue—current portion	3,004,969	2,406,292
Total current liabilities	3,663,208	3,052,366
Deferred revenue—net of current portion	1,567,007	1,373,250
Operating lease liabilities	670,051	646,506
Long-term debt, net	1,006,371	1,005,000
Other long-term liabilities	59,712	22,330
Total liabilities	6,966,349	6,099,452
Stockholders’ equity
Common stock, $0.0001 par value; 5,000,000 authorized as of December 31, 2024 and December 31, 2023, 666,419 and 631,221 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively; Class A common stock—4,935,000 shares authorized as of December 31, 2024 and December 31, 2023, 618,116 and 581,135 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively; Class B common stock—65,000 shares authorized as of December 31, 2024 and December 31, 2023, 48,303 and 50,086 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively
	62	61
Additional paid-in capital	4,220,916	3,134,946
Accumulated other comprehensive income/(loss)	(3,895)	1,536
Accumulated deficit	(3,995,637)	(3,060,253)
Total Roblox Corporation Stockholders’ equity	221,446	76,290
Noncontrolling interest	(12,792)	(7,664)
Total Stockholders’ equity	208,654	68,626
Total Liabilities and Stockholders’ equity	$7,175,003	$6,168,078

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue(1)	$988,183	$749,939	$3,601,979	$2,799,274
Cost and expenses:
Cost of revenue(1)(2)	218,741	171,664	801,162	649,115
Developer exchange fees	280,610	221,750	922,821	740,752
Infrastructure and trust & safety	222,822	223,310	915,418	878,361
Research and development	355,034	341,129	1,444,207	1,253,598
General and administrative	105,323	98,776	407,507	390,055
Sales and marketing	49,765	48,503	174,181	146,460
Total cost and expenses	1,232,295	1,105,132	4,665,296	4,058,341
Loss from operations	(244,112)	(355,193)	(1,063,317)	(1,259,067)
Interest income	46,260	39,530	179,531	141,818
Interest expense	(10,331)	(10,298)	(41,184)	(40,707)
Other income/(expense), net	(10,221)	898	(11,530)	(527)
Loss before income taxes	(218,404)	(325,063)	(936,500)	(1,158,483)
Provision for/(benefit from) income taxes	2,648	277	4,114	454
Consolidated net loss	(221,052)	(325,340)	(940,614)	(1,158,937)
Net loss attributable to noncontrolling interest	(1,479)	(1,642)	(5,230)	(6,991)
Net loss attributable to common stockholders	$(219,573)	$(323,698)	$(935,384)	$(1,151,946)
Net loss per share attributable to common stockholders, basic and diluted	$(0.33)	$(0.52)	$(1.44)	$(1.87)
Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	660,900	626,817	647,482	616,445
(1)Beginning April 1, 2024, the estimated average lifetime of a paying user changed from 28 months to 27 months. Based on the carrying amount of deferred revenue and deferred cost of revenue as of March 31, 2024, the change resulted in an increase in revenue and cost of revenue during the three months ended December 31, 2024 of $12.7 million and $2.6 million, respectively, and $98.0 million and $20.4 million, respectively, during the twelve months ended December 31, 2024. Refer to “Basis of Presentation and Summary of Significant Accounting Policies — Revenue Recognition” as described in the Company’s consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for further background on the Company’s process to estimate the average lifetime of a paying user.
(2)Depreciation of servers and infrastructure equipment included in infrastructure and trust & safety.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Consolidated net loss	$(221,052)	$(325,340)	$(940,614)	$(1,158,937)
Adjustments to reconcile net loss including noncontrolling interest to net cash and cash equivalents provided by operations:
Depreciation and amortization expense	51,311	54,531	226,437	208,142
Stock-based compensation expense	258,236	250,679	1,015,794	867,967
Operating lease non-cash expense	29,527	26,262	118,119	97,063
(Accretion)/amortization on marketable securities, net	(22,393)	(20,943)	(82,835)	(73,162)
Amortization of debt issuance costs	348	334	1,371	1,316
Impairment expense, (gain)/loss on investment and other asset sales, and other, net	722	1,222	3,072	8,969
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(229,939)	(219,346)	(110,479)	(126,172)
Prepaid expenses and other current assets	(6,480)	(10,909)	(3,140)	(12,770)
Deferred cost of revenue	(66,206)	(77,805)	(165,697)	(139,879)
Other assets	1,546	228	(3,376)	(5,961)
Accounts payable	(3,123)	(7,330)	(7,527)	(3,475)
Accrued expenses and other current liabilities	12,573	11,279	(2,705)	8,680
Developer exchange liability	9,329	75,438	24,734	83,162
Deferred revenue	385,613	382,196	795,422	742,294
Operating lease liabilities	(22,807)	(3,617)	(77,428)	(50,454)
Other long-term liabilities	7,286	6,426	31,168	11,397
Net cash and cash equivalents provided by operating activities	184,491	143,305	822,316	458,180
Cash flows from investing activities:
Acquisition of property and equipment	(63,860)	(65,197)	(179,646)	(320,667)
Payments related to business combination, net of cash acquired	—	—	(2,840)	(3,859)
Purchases of intangible assets	—	—	(1,370)	(13,500)
Purchases of investments	(1,168,353)	(788,063)	(4,642,540)	(4,591,974)
Maturities of investments	920,200	686,709	3,351,970	1,642,719
Sales of investments	227,501	115,416	622,354	462,182
Net cash and cash equivalents used in investing activities	(84,512)	(51,135)	(852,072)	(2,825,099)
Cash flows from financing activities:
Proceeds from issuance of common stock	13,148	5,910	70,344	53,226
Financing payments related to acquisitions	—	—	(4,450)	(750)
Proceeds from debt issuances	—	—	—	14,700
Net cash and cash equivalents provided by financing activities	13,148	5,910	65,894	67,176
Effect of exchange rate changes on cash and cash equivalents	(4,075)	337	(2,921)	735
Net increase/(decrease) in cash and cash equivalents	109,052	98,417	33,217	(2,299,008)
Cash and cash equivalents
Beginning of period	602,631	580,049	678,466	2,977,474
End of period	$711,683	$678,466	$711,683	$678,466

Non-GAAP Financial Measures
This press release and the accompanying tables contain the non-GAAP financial measure bookings, Adjusted EBITDA, and free cash flow.
We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information may be helpful to investors because it provides consistency and comparability with past financial performance.
Bookings is defined as revenue plus the change in deferred revenue during the period and other non-cash adjustments. Substantially all of our bookings are generated from sales of virtual currency, which can ultimately be converted to virtual items on the Roblox Platform. Sales of virtual currency reflected as bookings include one-time purchases and monthly subscriptions purchased via payment processors or through prepaid cards. Bookings also include an insignificant amount from advertising and licensing arrangements. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Adjusted EBITDA represents our GAAP consolidated net loss, excluding interest income, interest expense, other income/(expense), provision for/(benefit from) income taxes, depreciation and amortization expense, stock-based compensation expense, and certain other nonrecurring adjustments. We believe that, when considered together with reported GAAP amounts, Adjusted EBITDA is useful to investors and management in understanding our ongoing operations and ongoing operating trends. Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. Free cash flow represents the net cash and cash equivalents provided by operating activities less purchases of property, equipment, and intangible assets acquired through asset acquisitions. We believe that free cash flow is a useful indicator of our unit economics and liquidity that provides information to management and investors about the amount of cash generated from our core operations that, after the purchases of property, equipment, and intangible assets acquired through asset acquisitions, can be used for strategic initiatives.
Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial information as a tool for comparison. As a result, our non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.
Reconciliation tables of the most comparable GAAP financial measure to the non-GAAP financial measure used in this press release are included below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measures.

GAAP to Non-GAAP Financial Measures Reconciliations
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Reconciliation of revenue to bookings:
Revenue	$988,183	$749,939	$3,601,979	$2,799,274
Add (deduct):
Change in deferred revenue	381,777	382,196	792,434	742,308
Other	(8,319)	(5,313)	(25,317)	(20,802)
Bookings	$1,361,641	$1,126,822	$4,369,096	$3,520,780
The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, for each of the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Reconciliation of consolidated net loss to Adjusted EBITDA:
Consolidated net loss	$(221,052)	$(325,340)	$(940,614)	$(1,158,937)
Add (deduct):
Interest income	(46,260)	(39,530)	(179,531)	(141,818)
Interest expense	10,331	10,298	41,184	40,707
Other (income)/expense, net	10,221	(898)	11,530	527
Provision for/(benefit from) income taxes	2,648	277	4,114	454
Depreciation and amortization expense(A)	51,311	54,531	226,437	208,142
Stock-based compensation expense	258,236	250,679	1,015,794	867,967
RTO severance charge(B)	173	5,228	1,274	5,228
Other non-cash charges(C)	—	—	—	6,988
Adjusted EBITDA	$65,608	$(44,755)	$180,188	$(170,742)
(A)For the twelve months ended December 31, 2024, includes a one-time charge of $17.9 million related to the re-assessment of the estimated useful life of certain software licenses, resulting in the acceleration of their remaining depreciation within infrastructure and trust & safety expenses in the third quarter of 2024.
(B)Relates to cash severance costs associated with the Company’s return-to-office (“RTO”) plan announced in October 2023, which required a subset of the Company’s remote employees to begin working from the San Mateo headquarters for three days a week, beginning in the summer of 2024.
(C)Includes impairment expenses related to certain operating lease right-of-use assets and related property and equipment.

The following table presents a reconciliation of net cash and cash equivalents provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Reconciliation of net cash and cash equivalents provided by operating activities to free cash flow:
Net cash and cash equivalents provided by operating activities	$184,491	$143,305	$822,316	$458,180
Deduct:
Acquisition of property and equipment	(63,860)	(65,197)	(179,646)	(320,667)
Purchase of intangible assets	—	—	(1,370)	(13,500)
Free cash flow	$120,631	$78,108	$641,300	$124,013

Forward Looking Guidance: GAAP to Non-GAAP Financial Measures Reconciliations
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented (in thousands):

	Guidance
	Three Months Ended March 31, 2025		Twelve Months Ended December 31, 2025
	Low	High	Low	High

Reconciliation of revenue to bookings:
Revenue	$990,000	$1,015,000	$4,245,000	$4,345,000
Add (deduct):
Change in deferred revenue	140,000	140,000	975,000	975,000
Other	(5,000)	(5,000)	(20,000)	(20,000)
Bookings	$1,125,000	$1,150,000	$5,200,000	$5,300,000
The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, for each of the periods presented (in thousands):

	Guidance
	Three Months Ended March 31, 2025		Twelve Months Ended December 31, 2025
	Low	High	Low	High

Reconciliation of consolidated net loss to Adjusted EBITDA:
Consolidated net loss	$(287,000)	$(267,000)	$(1,070,000)	$(995,000)
Add (deduct):
Interest income	(40,000)	(40,000)	(160,000)	(160,000)
Interest expense	11,000	11,000	42,000	42,000
Provision for/(benefit from) income taxes	1,000	1,000	3,000	3,000
Depreciation and amortization expense	55,000	55,000	225,000	225,000
Stock-based compensation expense	280,000	280,000	1,150,000	1,150,000
Adjusted EBITDA	$20,000	$40,000	$190,000	$265,000
The following table presents a reconciliation of net cash and cash equivalents provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented (in thousands):

	Guidance
	Three Months Ended March 31, 2025		Twelve Months Ended December 31, 2025
	Low	High	Low	High

Reconciliation of net cash and cash equivalents provided by operating activities to free cash flow:
Net cash and cash equivalents provided by operating activities	$360,000	$380,000	$1,050,000	$1,110,000
Deduct:
Acquisition of property and equipment	(20,000)	(20,000)	(250,000)	(250,000)
Free cash flow	$340,000	$360,000	$800,000	$860,000

About Roblox
Roblox is an immersive gaming and creation platform that offers people millions of ways to be together, inviting its community to explore, create and share endless unique experiences. Our vision is to reimagine the way people come together– in a world that's safe, civil, and optimistic. To achieve this vision, we are building an innovative company that, together with the Roblox community, has the ability to strengthen our social fabric and support economic growth for people around the world. For more about Roblox, please visit corp.roblox.com.
CONTACTS
Stefanie Notaney
Roblox Corporate Communications
press@roblox.com
ROBLOX and the Roblox logo are among the registered and unregistered trademarks of Roblox Corporation in the United States and other countries. © 2025 Roblox Corporation. All rights reserved.
Source: Roblox Corporation